Exhibit 15.8

June 14, 2011
Securities and Exchange Commission
100 F Street, N.E., Washington, D.C. 20549

Dear Sir or Madam:

We have read the statements set forth in Item 16F(a) of Amendment No. 1 to the annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2010 and agree with such statements.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm